EXHIBIT 2.3

AMENDED AGREEMENT AND PLAN OF MERGER

THIS AMENDED AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered this 14th day of April, 2015 (“Agreement Date”) by and among: BTND, LLC, a Colorado limited liability company (the “Company”); each of the Persons set forth on Annex A (the “Members”); PRETORIA RESOURCES TWO, INC., a Nevada corporation (“Parent”); BTND MERGER SUB LLC, a Colorado limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), and TITAN ASSET ADVISORS, LLC, a Delaware limited liability company, solely as to the provisions of Section 7.09 of this Agreement (“Titan”). The Company, the Members, Parent and Merger Sub, are referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in Appendix A.

RECITALS

A. The Company, BTND, Merger Sub, the Members and Titan have entered into that certain Agreement and Plan of Merger dated April 6, 2015 (the “April 6, 2015 Agreement”); and

B. In the course of completing due diligence investigation with respect to the Company, Pretoria discovered certain issues with respect to title to real and personal property owned by BTND.

C. The parties desire to amend the April 6, 2015 Agreement to reflect the results of Pretoria’s due diligence investigation.

D. The approval of the Company, the Members, Pretoria, Merger Sub and Titan to this Agreement has been received and the plan for Parent to acquire the Company through the merger of Merger Sub with and into the Company, with the Company to survive as a subsidiary of Parent (the “Merger”).

AGREEMENT

NOW THEREFORE in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

1.01. The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Colorado Limited Liability Company Act (the “LLC Act”), Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, the separate limited liability company existence of Merger Sub shall cease and the Company shall continue as the surviving limited liability company in the Merger. The Company as the surviving limited liability company after the Merger may hereinafter referred to as “Surviving Subsidiary.”

1.02. Effective Time. Subject to the conditions of this Agreement, the Parties shall cause the Merger to be consummated by filing a statement of merger in form and substance reasonably acceptable to the Company and Parent (the “Statement of Merger”) with the Secretary of State of the State of Colorado in accordance with the applicable provisions of the LLC Act, with the Merger to be consummated and effective on the Closing Date or at such other date and/or time as may be agreed in writing by the Company and Parent and specified in the Statement of Merger (the “Effective Time”).

1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the LLC Act and other applicable Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, agreements, privileges, powers and franchises of Merger Sub shall vest in Surviving Subsidiary and all debts, liabilities, obligations and duties of Merger Sub shall become the debts, liabilities, obligations and duties of Surviving Subsidiary, including in each case the rights and obligations of each such Party under this Agreement from and after the Effective Time.

1.04. Governing Documents. At the Effective Time, each of the articles of formation and the limited liability company operating agreement of the Company shall become the articles of formation and the limited liability company operating agreement of the Surviving Subsidiary.

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1.05. Management of Surviving Subsidiary. At the Effective Time, the sole and managing member of the Surviving Subsidiary shall be the Parent.

1.06. Directors and Officers of Parent. At the Closing, the Board of Directors of Parent shall, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, take the following actions, to be effective upon the Effective Time: (i) elect to the Board of Directors of Parent the persons designated by the Company and (ii) appoint as the officers of Parent those persons who were the officers of the Company immediately prior to the Closing, in each case as set forth on Schedule 1.06. All of the persons serving as directors of Parent immediately prior to the Closing shall resign immediately following the election of the new directors, and all of the persons serving as officers of Parent immediately prior to the Closing shall resign immediately following the appointment of the new officers, all subject to compliance with Rule 14f-1 promulgated under the Exchange Act. Subject to applicable Law, Parent has taken or shall take all action reasonably requested by the Company, but consistent with the articles of incorporation and bylaws of Parent, that is reasonably necessary to effect any such election or appointment of the designees of the Company to Parent’s Board of Directors, including filing with the SEC and mailing to Parent’s stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder (the “Schedule 14F-1”). The Company has supplied Parent all information with respect to it and its nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.06 are in addition to and shall not limit any rights which the Company or any of its Affiliates may have as a holder or beneficial owner of shares of capital stock of Parent as a matter of law with respect to the election of directors or otherwise. Immediately after the Effective Time, the newly constituted Board of Directors of Parent will appoint the officers of the Company immediately prior to the Effective Time as the officers of Parent. The newly-appointed directors and officers of Parent shall hold office for the term specified in, and subject to the provisions contained in, the articles of incorporation and bylaws of Parent and applicable law.

1.07. Merger Consideration; Effect of Merger on Issued Securities of the Company and Merger Sub.

(a) Conversion of Company Interests. At the Effective Time, 100% of the single class of issued and outstanding membership interests of the Company (collectively, the “Company Interests”) shall be converted into the right to receive 9,911,000 restricted shares of Parent Common Stock (the “Merger Shares”). The Merger Shares shall be allocated among the holders of Company Interests in accordance with his, her or its respective proportional holdings of Company Interests as of the Closing as set forth on Schedule 1.07(a); provided, however, for the avoidance of doubt, no Person will be entitled to receive Merger Shares unless such Person has been admitted as a Member of the Company prior to the Effective Time and is a Party to this Agreement. No fractional shares of Parent Common Stock will be issued in the Merger upon the surrender for exchange of the Company Interests, and any such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent. Each Member who is entitled to one-half or more of a Merger Share will receive a full Merger Share, and any fractional interests of less than one-half of a Merger Share will be canceled.

(b) Cancellation of Company Interests. All Company Interests converted in accordance with this Section 1.07 will no longer be outstanding and will automatically be cancelled and retired and shall cease to exist, and the Company and its Members shall cease to have any rights with respect thereto, except the right to receive Merger Shares in accordance with Section 1.07(a). At and as of the Effective Time, the entire outstanding class of Company Interests shall automatically be canceled and extinguished and no payment shall be made in respect thereof except according to the provisions of this Agreement. No Company Interests outstanding prior to the Effective Time shall be deemed to be outstanding or to have any rights after the Effective Time. After the Effective Time, there shall be no further registration of transfers of Company Interests outstanding immediately prior to the Effective Time on the Company’s membership interest transfer books.

(c) Issuance of Interests to Parent. At the Effective Time, the entire membership interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into a fully paid membership interest of the Surviving Subsidiary. At the Effective Time, the Surviving Subsidiary shall issue a membership interest certificate to and in the name of Parent for one hundred percent (100%) of the outstanding membership interest in the Surviving Subsidiary.

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(d) Delivery of Company Interests. At the Effective Time, the Company shall, and the Company shall cause each Member to, transfer to Parent, the Company Interests owned by such Member, free and clear of all Encumbrances and competing claims, and each Member shall deliver to Parent any membership interest certificates evidencing the Company Interests and such instruments of transfer and other documents as Parent shall reasonably request.

(e) Issuance and Delivery of Note. As additional consideration for the transfer of control of Parent to the Members, at the Effective Time, the Company shall deliver to Titan a promissory note in the principal amount of $199,000, the form of which is attached hereto as Exhibit A (the “Note”), duly executed by an authorized officer of Parent as the sole member of the Surviving Subsidiary.

(f)  Adjustment to Number of Merger Shares. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities or any other dividend or distribution with respect to the Parent Common Stock should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the number of Merger Shares issuable pursuant to Section 1.06(a).

1.08. Abandonment of Merger. Subject to Article IX, at any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Parent, notwithstanding the approval of this Agreement by its shareholders, or by the Company, by the Members.

1.09. Further Actions. If at any time after the Effective Time, any Party shall consider in its reasonable judgment that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to carry out the provisions of this Agreement, then the Parties, as applicable, shall execute and deliver, upon request, any instruments or assurances, and do all other things necessary or proper to carry out the provisions of this Agreement.

ARTICLE II

THE CLOSING

2.01. Time and Place of the Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Parent, remotely via the exchange of documents and signatures by facsimile or electronic delivery, on the Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that, by their nature, are to be satisfied at the Closing) or on such other date as Parent and the Company mutually agree (the “Closing Date”).

2.02. Deliveries. At the time of the Closing, (a) the Members’ shall cause to be delivered to Parent the various certificates, instruments and documents referred to in Section 7.02 to be delivered by it and (b) Parent and Merger Sub shall deliver or cause to be delivered to the Members the certificates, instruments and documents referred to in Section 7.03 to be delivered by it.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to Parent and Merger Sub to enter into this Agreement and to consummate the Transactions, except as set forth on the correspondingly numbered section or subsection of the Company Disclosure Schedule attached hereto (“Disclosure Schedule”), it being agreed that the disclosure of any item in one section or subsection thereof shall be deemed included on any other section or subsection and to modify each other representation or warranty (even if such representation or warranty does not reference the Disclosure Schedules) to which the relevance of such item is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub, as of the date hereof and as of the Closing Date, as follows:

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3.01. Organization and Corporate Power.

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Colorado, and is qualified or registered to do business and in good standing in each jurisdiction where the nature of its activities makes such qualification or registration necessary, except where the failure to be so qualified, registered or in good standing is not reasonably expected to result in a Material Adverse Effect on the Company. The Company has the full limited liability company power and authority necessary to own and operate its properties and to conduct its business as now conducted. Complete and accurate copies of the Organizational Documents of the Company have been delivered to the Parent prior to the date hereof and reflect all amendments made thereto at any time prior to the date of this Agreement. The Company is not in default under or in violation of any provision of its Organizational Documents or any resolution adopted by its members or managers.

(b) Schedule 3.01(b) sets forth all jurisdictions in which the Company is qualified or registered to do business.

(c) The books of account and transfer ledgers of the Company and each of its Subsidiaries are accurate, up-to-date and complete, and have been maintained in accordance with prudent business practices and all applicable Laws. There have been no meetings or other Proceedings or actions, resolutions or consents of the members of the Company that are not fully reflected in such minutes. The Company has not conducted any business under or otherwise used, for any purpose, any fictitious name, assumed name, trade name or other name, other than the names set forth on Schedule 3.01(c).

3.02. Authorization. The Company has full limited liability company power, authority and legal right to enter into and perform its obligations under this Agreement and to consummate the Transactions. The members of the Company have unanimously authorized the Company’s execution, delivery and performance of this Agreement and the consummation of the Transactions and the Company has provided Parent with a true, correct and complete copy of each such authorization. No other limited liability company proceedings on the part of the Company, or any member of the Company, are, or will be, necessary to approve and authorize the Company’s execution, delivery and performance of this Agreement or consummation of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by all counterparties thereto, is or will be a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general or the rules governing availability of specific performance, injunctive relief or other equitable remedies and general principals of equity, regardless of whether considered in a Proceeding in equity or at law.

3.03. No Violation. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions and the fulfillment by the Company of the terms hereof, do not and will not, directly or indirectly (with or without notice or lapse of time, or both): (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company, (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Encumbrance under, any Contract or instrument to which the Company is a party or by which the properties or assets of the Company is bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Company, or any of the properties or assets owned or used by the Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company, except where the failure of such representations and warranties to be so true and correct is not material to the Company. No notice to, filing with, or consent of any Governmental Authority under any Law or any Person is necessary in connection with, and no “change of control” provision in any material Contract is, or will be, triggered by, the authorization, approval, execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the Transactions pursuant hereto, except any notice, filing or consent, the failure of which to be made or obtained, as applicable, is not material to the Company.

3.04. Capitalization.

(a) As of the date hereof, the Company has a single class of issued and outstanding membership interests. The ownership of the issued and outstanding membership interests of the Company as of the date hereof are set forth, as applicable, on Schedule 3.04(a). The Members are the sole record and beneficial owners of 100% of the issued and outstanding membership interests in the Company.

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(b) All of the issued and outstanding membership interests of the Company have been duly authorized and validly issued, and are fully paid and non-assessable. No restrictions on transfer, repurchase option, right of redemption, preemptive rights, proxies, membership agreements, rights of first refusal or other similar agreements or rights exist with respect to the membership interests or other equity securities of the Company and no such rights will arise by virtue of the Transactions, in each case, other than as set forth in the operating agreement or other Organizational Documents of the Company and the other agreements to be delivered in connection therewith and this Agreement.

(c) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or sell or issue any membership interests or other equity securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exercisable or exchangeable for any membership interests or other equity securities of the Company; or (iii) Contract under which the Company is or may become obligated to acquire, sell or otherwise issue any of its membership interests or other equity securities; in each case, other than as set forth in the operating agreement or other Organizational Documents of the Company. There are no outstanding restricted securities, phantom securities or other equity-based compensation arrangements, profit participation or other similar rights with respect to the Company.

(d) All membership interests or other equity securities of the Company have been issued in compliance with all applicable Securities Laws and other applicable legal requirements. The Company is not obligated to redeem or otherwise acquire any of its outstanding membership interests or other equity securities other than as set forth in the operating agreement or other Organizational Documents of the Company.

(e) The Company does not have any direct or indirect debt, equity or other investment or interest in any Person. The Company does not have any commitments to contribute to the capital of, or make loans to or share losses of, any Person.

3.05. Financial Information.

(a) True and complete copies of (i) audited balance sheets of the Company as at December 31 in each of the years 2013 and 2014 (the “Company Balance Sheets”); and (ii) audited statements of income, changes in stockholders’ equity and cash flows of the Company for each of the years then ended, together with the notes to such financial statements and the report of the independent certified public accountants (collectively, the “Company Financial Statements”) have been delivered by the Company to Parent.

(b) The Company Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly in all material respects the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved.

(c) The books of account, minute books, membership record and register and other similar books and records of the Company have been maintained in accordance with good business practice, are complete and correct in all material respects, and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

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(d) Except as set forth in Schedule 3.05(d), there exist no liabilities or obligations of the Company that are required by GAAP to be disclosed, reflected or reserved against in the Company Financial Statements except (i) as disclosed, reflected or reserved against in the Company Balance Sheets or as set forth in any section of the Disclosure Schedule, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2014, (iii) for liabilities and obligations related to, arising under or incurred in connection with this Agreement and the Transactions, and (iv) for liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Except as set forth in Schedule 3.05(e), the Company has no liabilities (absolute, accrued, contingent, or otherwise) of a nature required under GAAP, as in effect on the date of this Agreement, to be disclosed on a balance sheet or in the related notes to financial statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, or that is reasonably expected to result in, individually or in the aggregate, a Material Adverse Effect except such (i) liabilities or obligations disclosed and provided for in the Company Financial Statements or in the notes thereto, (ii) liabilities arising in the ordinary course of the Company’s business since December 31, 2014 in excess of $10,000, or (iii) liabilities incurred in connection with the transactions contemplated by this Agreement.

3.06. Changes.

(a) Since December 31, 2014, there has not been any material adverse change in the Company’s business, financial condition, or operations, and no event has, or combination of events taken as a whole have, occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company. Any facts, conditions or threats of conditions that the Company is aware of that might reasonably be expected to result in a Material Adverse Effect will be set forth on a Disclosure Schedule and delivered to Parent prior to the Closing Date.

(b) Except as set forth on Schedule 3.06(b), since December 31, 2014, the Company has not taken any of the following actions, and the Company has not authorized its Members to take any of the following actions:

(i) amended or restated its articles of formation, limited liability company operating agreement or other Organizational Documents;

(ii) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any membership interests or other equity interest or any security convertible into its membership interests or other equity interests, permitted any transfer of its membership interests by any member, or admitted any Person as a member;

(iii) declared, set aside or paid any distribution (whether in cash, stock or other property) to any holders of the membership interests or any other equity interests of the Company;

(iv) purchased, redeemed, called for purchase or redemption or otherwise acquired any equity interests of the Company and no Member has sought to cause the Company to acquire or its Company Interest;

(v) paid any obligation or liability (absolute or contingent) in excess of $5,000 other than current liabilities reflected on the 2014 Balance Sheet and current liabilities incurred since the date thereof in the ordinary course of business consistent with past practices;

(vi) suffered any material loss, damage or destruction to, or any material interruption in the use of, any of the Company’s assets (whether or not covered by insurance);

(vii) undertaken or committed to undertake capital expenditures exceeding $10,000 for any single project or related series of projects;

(viii) sold, leased, transferred or otherwise disposed of, or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any of the material assets reflected on the 2014 Balance Sheet or any material assets acquired after the date thereof;

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(ix) made any acquisition or disposition of any material assets or become involved in any other material transaction, including, without any limitation, any merger or consolidation with, purchase of all or material part of the assets of, or acquisition of any business of any Person;

(x) cancelled any debts owed to the Company or claims held by the Company, including the settlement of any claims or litigation, or waived any rights;

(xi) created, incurred, guaranteed or assumed any Indebtedness or entered into any capitalized leases, in each case, in excess of $5,000;

(xii) encountered any labor difficulties or labor union organizing activities;

(xiii) sold, assigned, licensed or otherwise transferred any Intellectual Property or other similar intangible assets, or disclosed any proprietary or confidential information to any Person (other than Parent and its agents);

(xiv) made any change in accounting methods or practices or in the method of maintaining books, accounts or business records;

(xv) made any write-offs as uncollectible of any notes or accounts receivable;

(xvi) entered into, amended, modified, accelerated or terminated any Contract, or suffered the other party to any Contract to amend, modify, accelerate or terminate such Contract, or entered into any transaction other than in the ordinary course of business consistent with past practices or any transaction involving commitments for expenditures in excess of $5,000;

(xvii) suffered any material physical damage, destruction or loss (whether or not covered by insurance) affecting its properties, business or prospects;

(xviii) violated any Legal Requirement, if such violation would reasonably be expected to have a Material Adverse Effect on the Company, or failed to maintain all Permits required to operate its business as it is currently being conducted or proposed to be conducted; or

(xix) agreed or committed to do or authorized any of the foregoing.

3.07. Restrictions on Business Activities. There is no written agreement executed by the Company or to the Knowledge of the Company, Order binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current business practice of the Company or the conduct of business by the Company.

3.08. Real Property; Environmental Matters.

(a) Schedule 3.08(a) identifies, as of the date hereof: (i) all real properties (by name and location) owned by the Company (the “Owned Properties”), (ii) all material leases, subleases and occupancy Contracts for real properties and interests in real properties leased, subleased, occupied or operated by the Company as lessee, sublessee or occupant (the “Leased Properties”). The Owned Properties and the Leased Properties are referred to herein collectively as the “Real Property.”

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(b) The Company has a valid leasehold interest in, subleasehold interest in, or other occupancy right with respect to, the Leased Property, sufficient to allow the Company to conduct its business as and where currently conducted. Except as set forth in Schedule 3.08(b), all of the buildings, fixtures and other improvements located on the Real Property are adequate and suitable in all material respects for the purpose of conducting the business of the Company as presently conducted and as contemplated to be conducted. There are no pending, or to the Knowledge of the Company, threatened condemnation, eminent domain or similar proceedings affecting any of the Real Property.

(c) The operation of the Company’s business is in compliance and has been since inception, in compliance with all applicable Environmental Laws and Orders or directives of any Governmental Authority having jurisdiction under such Environmental Laws, including any Environmental Laws or Orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances, and to the Company’s Knowledge, no actions are presently required to comply with any such applicable Environmental Laws. There is no Proceeding pending or, to the Knowledge of the Company, threatened Proceeding asserting any liability under any Environmental Law against the Company. The Company has not received any written citation, directive, letter or other written notice of any Proceeding arising out of or relating to any Environmental Laws, from any Person arising out of the ownership of its properties or the conduct of its operations. The Company is not a party to or otherwise subject to any judicial or administrative judgment, decree, order, consent order, settlement stipulation or Contract relating to any violation or alleged violation of any Environmental Law by the Company or the investigation, removal, remediation, monitoring or payment of penalties, costs or damages, including natural resource damages, related to or arising out of the actual or alleged Release of any Hazardous Substance which would reasonably be expected to have a Material Adverse Effect on the Company.

(d) (i) there has been no Release of any Hazardous Substance at, on, under or from any Real Property or, during the period of ownership, lease or operation by the Company, any real property formerly owned, leased or operated by the Company or any present or former Affiliate of the Company that would reasonably be expected to have a Material Adverse Effect on the Company; (ii) the Company has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operation of its business or otherwise.

(e) To its Knowledge, the Company has not been named as a responsible party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act or any other Environmental Law.

3.09. Title and Sufficiency of Assets. Except as set forth on Schedule 3.09, the Company has good, valid and marketable title to all of the assets reflected on the 2014 Balance Sheet as being owned by it (except to the extent that such assets have been disposed of after the date of such balance sheet in the ordinary course of business consistent with past practices), free and clear of all Encumbrances. The assets, properties and rights owned, leased or licensed by the Company and the Contracts to which the Company is a party relating to its business, constitute all of the assets, properties, rights and Contracts required to conduct its business as presently conducted.

3.10. Condition of Assets. The plants, structures and equipment of the Company are structurally sound with no known defects and are in good operating condition and repair and are adequate for the uses to which they are being put; and none of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The Company has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of its plants or structures or their operations, and no such violation exists

3.11. Material Permits.

(a) The Company has all Material Permits necessary for the Company to operate its business as presently conducted as of the date of this Agreement.

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(b) Each Material Permit is in full force and effect and the Company has not received notification of any action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of the Company, threatened, which seeks to revoke or limit any Material Permit.

(c) The rights and benefits of each Material Permit will be available to the Surviving Company immediately after the Effective Time on terms substantially identical to those enjoyed by the Company immediately prior to the Effective Time.

(d) The Company is in compliance in all material respects with the terms and conditions of the Material Permits.

3.12. Compliance with Laws. (i) The Company and its business and operations have been and are being conducted in material compliance with all applicable Laws and Orders; and (ii) the Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Company and no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. The Company has been in compliance with the terms of all Material Permits, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has not received any material written inspection report, questionnaire, inquiry, demand or request for information from any Governmental Authority.

3.13. Intellectual Property. The Company owns or possesses all Intellectual Property necessary for the conduct of its business as now conducted without any conflict with the rights of others, a list of which is set forth in Schedule 3.13.

3.14. Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (collectively, the “Company Returns”) (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been paid.

(b) There have been no examinations or audits of any Company Return. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted and no such extension or waiver has been requested from the Company.

(c) No claim or Legal Proceeding is pending or, to the Company’s Knowledge, has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable.

(d) The Company is not a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

(e) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 2014 through the Closing Date.

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3.15. Litigation, etc. There are no Actions pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its properties or assets, or any present or former Member (in their capacity as Members), officer or employee of the Company, or pending or threatened by the Company against any third party, at law or in equity, or before or by any Governmental Authority (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); and there is no basis for any of the foregoing. There is no action, suit or proceeding which the Company intends to initiate. The Company is not subject to any judgment, order or decree of any court or other Governmental Authority. Neither the Company nor to the best of the Company’s Knowledge, any Member or officer thereof, is or has been the subject of any action, suit, proceeding or order involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

3.16. Employee and Labor Matters; Benefit Plans.

(a) Schedule 3.16(a) identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the “Plans”) sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company (“Employee”), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of twenty thousand Dollars ($20,000.00) in the aggregate. Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements.

(b) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

(c) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee, Member or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

3.17. Employees.

(a) Certain Employees. Schedule 3.17(a) sets forth a true, complete and correct list of all current Employees of the Company that earned in excess of $100,000 per annum in either of the years ending December 31, 2013 or 2014 and/or who is scheduled to earn such compensation for the 2015 fiscal year and for each such employee, his or her (i) position and title(s), and (ii) actual annual or hourly rate of compensation (including actual or potential bonus or incentive compensation and a description of the elements of such bonus and incentive compensation).

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(b) Employment Law Compliance. The Company: (i) is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, termination of employment, employee safety, employee classification as exempt or non-exempt, wages and hours, and in each case, with respect to Employees, except to the effect that such non-compliance would not have a Material Adverse Effect on the Company; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) except for immaterial amounts, the Company is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) the Company is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). In the past two years, the Company has not implemented any plant closings, layoffs, relocations or other employment losses sufficient to trigger obligations under the federal Worker Adjustment and Retraining Notification Act, or any other similar, applicable state law.

3.18. Related Person Transactions. Except as set forth on Schedule 3.18, (i) other than with respect to advancements, or obligations to reimburse, expenses or travel allowances and similar items in the ordinary course of business or with respect to remuneration for services rendered in the ordinary course of business as a Member, employee, manager or officer, the Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any officer (or equivalent thereof) of the Company or to or for any of the Members or their Related Persons, (ii) to the Knowledge of the Company, no officer of the Company nor any of the Members or their Related Persons has received, nor is entitled to receive, any material compensation from any third Person that is engaging in any material transaction with the Company, (iii) the Company is not a party to any Contract or other commitment or transaction with any Member or their Related Persons except as specifically as set forth in the Organizational Documents of the Company (each, a “Related Person Transaction”), nor do any Related Persons have any legal or beneficial interest in the assets or property owned or used by the Company, in any Contracts to which the Company is a party, (iv) other than advancements, or obligations to reimburse, expenses or travel allowances and similar items in the ordinary course of business or with respect to remuneration for services rendered in the ordinary course of business as an employee, manager, Member or officer (including benefits under Benefit Plans), there are no outstanding claims, accounts payable or receivable, intercompany loans, indebtedness or other liabilities between the Company, on the one hand, and any of the Members or any Related Persons, on the other hand, and all such Liabilities have been, or will be prior to the Closing, repaid in full, (v) the terms and conditions of any Related Person Transaction are no less favorable to the Company than could have been obtained from an unrelated third party negotiated on an arm’s-length basis, and (vi) no Related Person conducts any of the Company’s business, directly or indirectly, other than through the Members’ collective ownership or in his or her capacity as a manager or officer of the Company.

3.19. No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

3.20. Representations and Warranties True and Complete. The representations and warranties of the Company included in this Agreement, as modified by the Disclosure Schedule, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Except for the representations and warranties made by the Company in this Agreement, neither the Company nor any other Person makes any representation or warranty with respect to the Company or its business, operations, assets, liabilities, condition (financial or otherwise) or prospects and the Company expressly disclaims any other representations or warranties, whether made by the Company or any of their Affiliates, officers, directors, employees, agents or representatives.

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MEMBERS

As a material inducement to Parent and Merger Sub to enter into this Agreement, and to consummate the Transactions, except as set forth on the correspondingly numbered section or subsection of the disclosure schedules delivered by the Members to Parent concurrently with the execution and delivery of this Agreement (the “Member Disclosure Schedules”) (it being agreed that the disclosure of any item in one section or subsection thereof shall be deemed included on any other section or subsection, and to modify each other representation and warranty (even if such representation and warranty does not reference the Member Schedules) to which the relevance of such item is reasonably apparent on its face), each of the Members severally, and not jointly, represents and warrants to Parent and Merger Sub, with respect only to such Member, as of the date hereof and as of the Closing Date, as follows:

4.01. Authority for Agreement. Such Member has full power, authority and legal right and capacity to enter into and perform such Member’s obligations under this Agreement and to consummate the transactions pursuant hereto. This Agreement has been, or will be, duly executed and delivered by such Member and, assuming the due execution and delivery by the other parties thereto, are, or will be, a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general or the rules governing availability of specific performance, injunctive relief or other equitable remedies and general principals of equity, regardless of whether considered in a Proceeding in equity or at law.

4.02. No Violation. The execution, delivery and performance by such Member of this Agreement, and the consummation by such Member of the Transactions pursuant hereto, do not and will not, directly or indirectly (with or without notice or lapse of time or both): (a) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by any (i) Contract to which such Member is a party or by which such Member or such Member’s assets are bound, or (ii) Law or other legal requirement of any Governmental Authority applicable to such Member or (b) result in the creation or imposition of any Encumbrance or restriction (other than as expressly provided in this Agreement) in favor of any Person (other than Parent and Merger Sub) upon any of the Company Interests of such Member, except, in the case of the foregoing clause (a), as is not reasonably expected to materially impair or impede such Member’s obligations under this Agreement or ability to consummate the Transactions. No notice to, filing with, or consent of any Person is necessary in connection with, or will be triggered by, the execution, delivery or performance by such Member of this Agreement or the consummation by such Member of the Transactions pursuant hereto, except under Securities Laws and as is not reasonably expected to materially impair or impede such Member’s obligations under this Agreement or ability to consummate the Transactions.

4.03. Ownership. As of the date hereof, such Member is the sole record and beneficial holder of the number of Company Interests as are set forth opposite such Member’s name on Schedule 3.04(a), free and clear of any Encumbrance (other than restrictions imposed by Securities Laws or the organizational documents of the Company). There are no proxies, voting rights, members’ agreements or other agreements or understandings, to which such Member is a party or by which such Member is bound, with respect to the voting or transfer of the Company Interests other than the Company’s limited liability company operating agreement and other Organizational Documents of the Company.

4.04. Accredited Investor; Investment Representations.

(a) (i) Such Member represents that at the time such Member was offered the Merger Shares, it was, and as of the date of the Member Approval and the Closing Date, it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) either alone or together with its purchaser representative, as defined in Rule 501(a) under the Securities Act, meets the suitability requirements of Regulation D of the Securities Act (“Section 4(2)”) and has provided to the Company herewith the completed and executed Confidential Investor Questionnaire (“Investor Questionnaire”) and Questionnaire for Purchaser Representatives completed and executed by its qualified purchaser representative. The Subscriber acknowledges, confirms and agrees that its responses included in the Subscriber’s Investor Questionnaire are incorporated herein in their entirety. The Subscriber agrees to provide to the Company any further documentation it may request to confirm compliance with Regulation D and/or Section 4(2).

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(b) Such Member represents that it is acquiring the Merger Shares for its own account for investment purposes only, and not with a view to, or for offer or sale in connection with, any distribution thereof, which would be in violation of the Securities Act or any applicable state securities Law. The acquisition by such Member of the Merger Shares shall constitute confirmation of the representation by such Member that such Member does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Merger Shares.

(c) Such Member represents that it has reviewed all the information it considers necessary or appropriate for deciding whether to acquire the Merger Shares hereunder, including reports filed by Parent under the Exchange Act, and has been afforded: (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning such materials, (B) access to information about Parent and its financial condition, results of operations, business, properties, management and prospects sufficient to enable the Member to evaluate its investment, and (C) the opportunity to obtain such additional information that Parent possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Merger, the Merger Shares and the Transactions. Notwithstanding the foregoing, each Member has independently evaluated the merits of its decision to enter into the Transactions including investment in and ownership of the Merger Shares, and no Member has relied on the business or legal advice of Parent or its representatives in making its investment decision hereunder, and confirms that no such Person has made any representations or warranties to such Member in connection with the transactions contemplated hereby other than as set forth herein.

(d) Such Member, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the proposed transactions including an investment in the Merger Shares, and has so evaluated the merits and risks of such investment.

(e) Such Member acknowledges that it can bear the economic risk of its investment, and has such knowledge, sophistication and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Merger Shares and fully understands the limitations on transfer described below. Such Member acknowledges that any investment in the Merger Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Merger Shares for an indefinite period of time and to suffer a complete loss of its investment.

(f) Notwithstanding anything to the contrary contained in this Agreement, each Party to this Agreement acknowledges that he, she or it has received his, her or its own Tax advice in respect of the Tax consequences of the Transactions and has not and will not rely on any other Party for such Tax advice.

4.05. Acknowledgment of Non-Registration of Merger Shares. Such Member acknowledges and agrees that the Merger Shares have not been registered under the Securities Act or the securities laws of any state and that the issuance of Merger Shares is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

4.06. Restricted Securities. Such Member acknowledges and agrees that the Merger Shares will be characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Member pursuant hereto, such shares would be acquired in a transaction not involving a public offering. The issuance of the Merger Shares hereunder will be affected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. Such Member further acknowledges that if such Merger Shares are issued to the Member in accordance with the provisions of this Agreement, such shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. Such Member represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.07. Legends; Transfer Restrictions.

(a) Such Member acknowledges and agrees that any certificates evidencing the Merger Shares will bear the following legend or one that is substantially similar to the following legend:

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE HOLDER AND THE CORPORATION DATED APRIL 3, 2015 PROHIBITING THE TRANSFER OF THESE SECURITIES EXCEPT AS PROVIDED THEREIN. A COPY OF SAID AGREEMENT IS ON FILE AT THE CORPORATION’S EXECUTIVE OFFICES.

(b) No Member will transfer any or all of the Merger Shares until the expiration of ninety (90) days after the Closing Date (the expiration of the Merger unwind period provided in Article X), and then any such transfer thereafter may be made only in compliance with the other provisions of this Agreement.

(c) No Member will transfer any or all of the Merger Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such shares, without first providing Parent with an opinion of counsel (which counsel and opinion are reasonably satisfactory to Parent) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

4.08. Brokers. No Person has or will have, as a result of the Transactions, any right, interest or claim against or upon Parent, Merger Sub, the Company or such Member or any of their respective Affiliates for any commission, finder’s fee or other compensation payable as a finder or broker resulting or arising from any agreement entered into by such Member.

4.09. Investigation. Such Member acknowledges that the detailed representations and warranties set forth in this Agreement have been negotiated at arm’s length among sophisticated business entities. In entering into this Agreement, such Member has relied solely upon its own investigation and analysis and the representations and warranties regarding Parent and Merger Sub expressly contained in Article V or as otherwise expressly set forth in this Agreement. Except for such representations and warranties, such Member acknowledges that neither Parent nor Merger Sub nor any equity holder or representative of any of them or any Person acting on behalf of any of the foregoing makes or has made any other express or implied representation or warranty to such Member.

4.10. No Other Representations. Except for the representations and warranties contained in this Article IV or as otherwise expressly set forth in this Agreement, no Member or any other Person on behalf of a Member makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, their business or the equity or ownership therein. The representations and warranties of such Member included in this Agreement, as modified by the Member Disclosure Schedule, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

As a material inducement to the Company and the Members to enter into this Agreement, and to consummate the Transactions, Parent and Merger Sub each represent and warrant to the Members as of the date hereof and as of the Closing Date, as follows:

5.01. Organization and Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Colorado and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, registered or in good standing is not reasonably expected to result in a Material Adverse Effect on Parent or Merger Sub. Parent has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to conduct its business as conducted.

5.02. Subsidiaries. Other than Merger Sub, Parent does not have any subsidiaries and does not own, directly or indirectly, any capital stock or other equity securities of any Person or have any direct or indirect equity or ownership interest in any other Person. Merger Sub does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization. Merger Sub is not a party to any joint venture or partnership.

5.03. Authorization. Each of Parent and Merger Sub has full power, authority and legal right to enter into and perform its obligations under and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of the Board of Directors of Parent and the sole member of Merger Sub has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Transactions, and has taken all corporate actions required to be taken by the Board of Directors of Parent and the sole member of Merger Sub for the consummation of the Merger and this Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub. Parent has obtained the unanimous written consent of the holders of outstanding shares of Parent Common Stock as of the date of this Agreement and Merger Sub has obtained the written consent of Parent as Merger Sub’s sole member, and Parent has provided the Company with a true, correct and complete copy of each such authorization. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by all counterparties thereto, is or will be a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general or the rules governing availability of specific performance, injunctive relief or other equitable remedies and general principals of equity, regardless of whether considered in a Proceeding in equity or at law.

5.04. No Violation. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, do not and will not, directly or indirectly (with or without notice or lapse of time, or both): (a) violate, breach, conflict with, constitute a default under or accelerate or permit the acceleration of the performance required by (i) any of the terms of the Organizational Documents of either Parent or Merger Sub or any resolution adopted by Parent’s board of directors or the shareholders, (ii) any of the terms of the Organizational Documents of Parent or any resolution adopted by the board of directors or shareholders of Parent, (iii) any of the terms of the Organizational Documents of Merger Sub or any resolution adopted by the member of Merger Sub, (iv) any Contract to which a Parent or Merger Sub is a party or by which any of them or their assets are bound or (v) any Law or other Legal Requirement of any Governmental Authority applicable to Parent or Merger Sub; (b) give any Governmental Authority or other Person the right to declare a default or exercise any remedy or accelerate performance or maturity under any Contract or cancel, terminate or modify any such Contract; or (c) result in the creation or imposition of any material Encumbrance or restriction in favor of any Person upon any equity interest in Parent or Merger Sub under any Contract entered into by Parent or Merger Sub or any of the material properties or material assets of Parent or Merger Sub. No notice to, filing with, or consent of any Governmental Authority under any Law or any Person under any contract is necessary in connection with, and no “change of control” provision in any contract is, or will be, triggered by, the authorization, approval, execution, delivery or performance by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the Transactions, except (x) under the Securities Act or (y) any notice, filing or consent, the failure of which to be made or obtained, as applicable, is not material to Parent or Merger Sub.

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5.05. Capitalization of Parent.

(a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value of $0.0001 per share. As of the Closing Date, there will be 1,089,000 shares of Parent Common Stock outstanding, and no shares of Parent’s preferred stock will be outstanding or designated. All shares of Parent Stock currently outstanding have been duly authorized, validly issued and are fully paid and non-assessable. There are no outstanding (i) options, warrants, calls, stock appreciation rights, phantom stock or similar rights with respect to any securities of Parent, (ii) purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require Parent to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or (iii) any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of securities or that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and right occurring in respect of holders of the capital stock of Parent. There are no conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person that such Person is entitled to acquire or receive from Parent any shares of Parent’s capital stock.

(b) Parent owns, beneficially and of record, 100% of the interest in Merger Sub. There are not (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or sell or issue any membership interests of Merger Sub; (ii) outstanding security, instrument or obligation that is or may become convertible into or exercisable or exchangeable for any membership interests of Merger Sub; (iii) contract, agreement or other arrangement (whether written or oral) under which Merger Sub is or may become obligated to acquire, sell or otherwise issue any membership interests; or (iv) contract, agreement or other arrangement (whether written or oral) that contains a right that is subject to a condition or circumstance the occurrence of which would give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any membership interest in Merger Sub.

(c) All capital stock, membership interests or other equity securities of Parent and Merger Sub have been issued in compliance with all requirements of its Organizational Documents and any applicable Securities Laws.

(d) The Merger Shares to be issued to the Members pursuant to this Agreement, will, when issued in accordance with the provisions of this Agreement, have been duly authorized and validly issued, and be fully paid, non-assessable and free and clear of any Encumbrances other than applicable Securities Laws.

5.06. Organizational Documents. Parent has made available to the Company through EDGAR or otherwise true, correct and complete copies of its articles of incorporation and bylaws, as amended through the date hereof. Parent is not in violation of any of the provisions of its Organizational Documents. The copy of the articles of formation of Merger Sub made available to the Company is true, correct and complete. Merger Sub has not adopted a limited liability company operating agreement as of the date of this Agreement.

5.07. Registration under Exchange Act. Parent's class of common stock is registered under Section 12(g) of the Exchange Act and Parent is subject to the periodic reporting requirements of Section 13 of the Exchange Act.

5.08. SEC Documents.

(a) Parent has filed with the SEC all reports and other filings required to be filed by Parent in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the “Parent SEC Reports”). As of their respective dates, the Parent SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such Parent SEC Reports and, except to the extent that information contained in any Parent SEC Report has been revised or superseded by a later Parent SEC Report filed and publicly available prior to the date of this Agreement, none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The balance sheets, and statements of income, changes in financial position and stockholders’ equity contained in the Parent SEC Reports (the “Parent Financial Statements”) (i) were prepared from and are in accordance with the accounting books and other financial records of Parent, (ii) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) presented fairly the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Parent SEC Reports, Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the ordinary course of business consistent with past practice.

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(b) Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any report on Form 8-K since the last filing of a Parent SEC Report.

5.09. No Undisclosed Liabilities. Neither Parent nor Merger Sub has any liability (and to the Knowledge of Parent, there is no basis for any present or future Proceeding, charge, complaint, claim, or demand against any of them giving rise to any liability), except for

(a) liabilities reflected or reserved against in the Parent Financial Statements; or

(b) liabilities which have arisen in the ordinary course of business consistent with past practices since December 31, 2014.

5.10. No Operations; No Assets. Since their respective dates of formation, neither Parent nor Merger Sub has conducted any material business operations. Neither Parent nor Merger Sub is a party to any agreement or contract, whether written or oral, except for this Agreement. Except as described on the balance sheet of Parent for the year ended December 31, 2013, neither Parent nor Merger Sub owns any assets or property of any kind or nature. At all times since its organization, Parent been a “shell company,” as such term is defined in Rule 12b-2 promulgated under the Exchange Act.

5.11. Restrictions on Operations. There is no oral or written agreement executed by Parent or Merger Sub or to the Knowledge of Parent or Merger Sub, Order binding upon Parent or Merger Sub which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current business practice of Parent or Merger Sub, or the conduct of business by Parent or Merger Sub.

5.12. Absence of Certain Changes. Since December 31, 2013, neither Parent nor Merger Sub has:

(a) suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business;

(b) made any loans or advances to any Person;

(c) created or permitted to exist any Encumbrance on any property or asset of Parent;

(d) issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock, membership interests or any other of its securities, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or membership interests or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

(e) declared, set aside, made or paid any dividend or other distribution to any of its shareholders or members;

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(f)  entered into any Contract, except in connection with the transactions contemplated by this Agreement;

(g) created, incurred, assumed or otherwise become liable for any Indebtedness;

(h) guaranteed or endorsed any obligation or net worth of any Person;

(i) acquired the capital stock or other securities or any ownership interest in, or any of the assets of, any other Person;

(j)  changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP; or

(k) otherwise obligated itself, to do any of the foregoing, other than as may be provided by this Agreement.

5.13. Tax Returns and Payments. Parent has filed with the appropriate Governmental Authority, all Tax Returns as required by law to be filed on or before the date of this Agreement, and Parent has paid all Taxes to be due on said returns, any assessments made against Parent and all other Taxes, fees and similar charges imposed on Parent by any Governmental Authority. No tax liens have been filed and no claims are being assessed and no returns are under audit with respect to any such Taxes, fees or other similar charges.

5.14. Compliance with Laws. Parent and Merger Sub are in material compliance with all applicable Laws of any Governmental Authorities having jurisdiction over Parent or Merger Sub.

5.15. Litigation. There is no Action pending before any Governmental Authority, or, to the Knowledge of Parent, threatened against Parent or Merger Sub or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no Order or regulatory restriction imposed upon Parent or Merger Sub or any of their respective assets or business, or, to the knowledge of Parent, any of its directors or officers (in their capacities as such), that would prevent, enjoin, alter or delay any of the Transactions.

5.16. Governmental Consent. Other than as may be required in connection with the Transactions and Parent’s obligations under the Exchange Act, no notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits, authorizations or designations required to be obtained by Parent or Merger Sub prior to the date hereof from any court, Governmental Authority, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

5.17. Employees and Employee Compensation. Neither Parent nor Merger Sub has nor have they ever had any full-time employees and do not owe any compensation to any Person. Neither Parent nor Merger Sub is a party to, or bound by, any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, other employee benefit plan, program, agreement or arrangement. Neither Parent nor Merger Sub is party to any collective bargaining agreement or other labor union contract.

5.18. Interested Party Transactions. Parent is not indebted to any director or officer of Parent, and no such person is indebted to Parent, and there are no other related party transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Exchange Act.

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5.19. Investment Company. Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.20. Securities Laws. Assuming the accuracy of the representations and warranties of the Members set forth in Article IV, when issued pursuant to this Agreement, the Merger Shares will be issued and sold in accordance with exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of all applicable state securities laws.

5.21. Certain Registration Matters. Neither Parent nor Merger Sub has granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of Parent or Merger Sub registered with the SEC or any other Governmental Authority.

5.22. No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Parent, Merger Sub or any holder of the equity security of either of them for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

5.23. Accuracy of Information Furnished. No representation, statement, or information contained in this Agreement (including the schedules) or any document executed in connection herewith or delivered pursuant hereto, or made available or furnished to the Company or its representatives by Parent or Merger Sub or their representatives contains any untrue statement of a material fact, or omits any material fact necessary to make the information contained therein not misleading. Parent has provided (or caused to be provided) to the Company or its representatives correct and complete copies of all documents listed or described in the Disclosure Schedule to be provided by Parent hereunder or as otherwise requested by the Company.

ARTICLE VI

OTHER AGREEMENTS

6.01. Conduct of Business of the Parties Prior to the Closing Date. From the date of this Agreement until the Closing Date, except to the extent (a) expressly contemplated or permitted by this Agreement, (b) required by applicable Law or the regulations of any Governmental Authority applicable to a Party, or (c) otherwise consented to by an instrument in writing signed by an authorized representative of the other Parties (which consent shall not be unreasonably conditioned, delayed or withheld), the Parties shall conduct their business in the ordinary course in substantially the same manner heretofore conducted, use their commercially reasonable efforts to preserve substantially intact such Party’s existence and shall not:

(a) adopt or propose any change to its Organizational Documents;

(b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any membership interests, capital stock or other equity securities

(c) merge or consolidate with any other Person or acquire any capital stock, membership interest, partnership interest, joint venture interest or other equity or other interest in any other Person or purchase any of assets of any other Person or effect any business combination, share exchange, recapitalization, reorganization or similar transaction;

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(d) sell, lease or dispose of or make any Contract for the sale, lease or disposition of, or make subject to any Encumbrance, any of its properties or assets, in each case other than in the ordinary course of business;

(e) enter into any transaction with, make any payments to or on behalf of, or transfer assets to, or assume, indemnify or incur liabilities for the benefit of, any officer, director, Member or any of their Related Persons or affiliates, except, in each case, for (i) advancements, or obligations to reimburse, expenses or travel allowances and similar items in the ordinary course of business consistent with past practice, (ii) remuneration for services rendered in the ordinary course of business consistent with past practice as an employee, manager or officer, and (iii) in the case of the Company, cash distributions made with respect to the payment by any such Person of Taxes with respect to taxable income of the Company allocated to such Person;

(f)  waive, release or discount any amount or obligation owed to the Party by any Member or any of their Related Persons, or by any officer, director or shareholder or any of their Affiliates;

(g) (A) grant any salary increase to, or increase the draw or salary of, any employee, except: (1) in the ordinary course of business, or (2) in accordance with the existing terms of Contracts entered into prior to the date of this Agreement, (B) enter into any new, or amend or alter any existing, employment or consulting agreement, or (C) hire, terminate (other than for cause), promote or change the classification or status of any employee in each case other than in the ordinary course of business or as required by applicable Law;

(h) incur any material Indebtedness, whether or not in the ordinary course of business, or issue any commercial paper;

(i) enter into any material Contract in which any Related Person or Affiliate has any beneficial interest, in each case other than in the ordinary course of business;

(j)  redeem, purchase or otherwise acquire, directly or indirectly, any membership interests or equity securities or any option, warrant or other right to purchase or acquire any membership interests or equity securities, or declare, accrue, set aside or pay any dividend or other distribution (whether in cash, equity securities or other property) with respect to such membership interests or equity securities;

(k) pay or apply any assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount, directly or indirectly, to or for the benefit of a Related Person or Affiliate;

(l) change any of its methods of accounting or accounting practices, except as may be required by GAAP or applicable Law;

(m) loan or advance any money or other property to any current or former Member, director, manager, officer or employee, other than as required by Law; or

(n) agree or commit to do any of the foregoing.

Nothing in this Agreement shall give a Party, directly or indirectly, rights to control or direct another Party’s operations prior to the Closing. Prior to the Closing, each Party shall exercise, consistent with the terms of this Agreement, complete control and supervision of their respective operations.

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6.02. Access to Information. Between the Agreement Date and the Closing Date, each Party will give to the others and their counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records and shall furnish copies of such documents and with such information with respect to its affairs as may from time to time be reasonably requested. Each Party will disclose to the others and make available to each such Party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such Party.

6.03. Notification of Certain Matters. Each Party shall give prompt notice to the other Parties of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which is reasonably expected to cause any representation or warranty of such Party contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any failure of such Party to comply with in any material respect any covenant or agreement to be complied with or satisfied by such Party hereunder, in the case of each of (i) and (ii) above, to the extent that such party becomes aware of such matter, or, in the case of the Company, to the extent of the Company’s Knowledge of such matter. The delivery of any notice pursuant to this Section 6.03 shall not be deemed to (x) modify the representations or warranties hereunder of any Party, (y) modify the conditions set forth in Article VII or (z) limit or otherwise affect the remedies available hereunder to the Parties.

6.04. Public Disclosures. The Parties will consult with each other before issuing any press release or otherwise making any public statement with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable Law.

6.05. Confidentiality. No Party shall release or disclose such Confidential Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with the Transactions. Each Party shall hold, and shall use its Best Efforts to cause its respective auditors, attorneys, financial advisors, bankers and other consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all Confidential Information of the other Parties.

6.06. Other Actions. None of the Parties shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Agreement not being satisfied, or delay the Effective Time or (unless such action is required by applicable Law) which would have a Material Adverse Effect on the ability of the Company to obtain any Consents required for the consummation of the Merger without imposition of a condition or restriction which would have a Material Adverse Effect on the Surviving Subsidiary or which would otherwise materially impair the ability of the Company or Parent to consummate the Merger in accordance with the terms of this Agreement or materially delay such consummation. Without limiting the generality of the foregoing, the Company shall use its Best Efforts to obtain all Consents required of Third Parties in respect of the Merger under all material Contracts to which the Company is a party, including without limitation lessor consents under the lease of the Company’s corporate headquarters.

(a) Commercially Reasonable Efforts; Notice of Certain Events. Each of the parties hereto agrees to use its commercially reasonable efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VII, and including executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Merger and the Transactions.

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6.07. Section 351 Reorganization. All Parties hereto (i) acknowledge and agree that, for United States federal and applicable state income tax purposes, the merger of Merger Sub with and into the Company shall be treated as a transfer by Members of Company Membership Interests to the Parent in exchange for the Merger Shares; (ii) shall report, act and file all Tax Returns in all respects for all purposes consistent with the Merger constituting an exchange described in Section 351 of the Code and (iii) shall not take any inconsistent position on any Tax Return or other report or return filed with or provided to any taxing authority, or in any audit or administrative or judicial proceedings or otherwise.

6.08. Certain Expenses.

(a) Titan shall bear all fees and expenses incurred by it in connection with the preparation, execution, and performance of this Agreement and the Transactions.

(b) Titan shall bear all legal fees and expenses incurred by the Company in connection with the Merger and the Private Placement, including the preparation by counsel of all filings required to be made by Parent with the SEC after the Closing Date in connection with either such transaction, up to an amount equal to $20,000 and shall be responsible for paying all expenses incurred by Parent after the Closing in connection with this Agreement and the Private Placement, including the expenses of formatting filings on the SEC’s EDGAR system and XBRL costs and blue sky filing and related fees in connection with the Private Placement (the “Assumed Expenses”). The Company shall be responsible for all other fees and expenses of agents, representatives and accountants in connection with the Merger and the Private Placement.

6.09. Post Closing Covenants. Each Party covenants and agrees with the other Parties that it shall take or cause to be taken all such actions and make all such filings with any Government Authority as shall be necessary to effectuate the Merger and the transactions contemplated by this Agreement.

6.10. Perfection of Title. The Company covenants and agrees that is shall use its best efforts to clear and perfect title to all of its properties of the defects in title described in Schedule 3.09 promptly but in more than seventy (70) days from the date hereof and to keep Parent and Merger Sub fully and promptly advised of all developments .relating to its efforts to clear and perfect title to such properties.

ARTICLE VII

CONDITIONS TO CLOSING

7.01. Mutual Conditions. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by Parent, Merger Sub and the Company):

(a) None of Parent, Merger Sub or the Company shall be subject to any Order by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of Parent effectively to exercise full rights of ownership of the interest in the Surviving Subsidiary or any material portion of the assets or Business, taken as a whole.

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(b) No statute, rule or regulation, shall have been enacted by any Governmental Authority that makes the consummation of the Merger illegal.

(c) Parent, Merger Sub and the Company shall have received all Consents of Third Parties that are required of such Third Parties prior to the consummation of the Merger, in form and substance acceptable to Parent or the Company, as the case may be, except where the failure to obtain such consent, approval or authorization would not have a Material Adverse Effect on the Surviving Subsidiary.

7.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

(a) During the period from the date of this Agreement to the Closing Date, there shall not have occurred a Material Adverse Effect on the Company or its business.

(b) The representations and warranties of the Company contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of such date, and each of the representations and warranties of the Company that are not so qualified shall be true in all material respects.

(c) The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

(d) There shall not be threatened, instituted or pending any Proceeding by or before any court or Governmental Authority requesting or looking toward an Order that (a) restrains or prohibits the consummation of the Merger, (b) could have a Material Adverse Effect on Parent’s ability to exercise control over or manage the Company after the Closing or (c) could have a Material Adverse Effect on the Company.

(e) On the Closing Date, there shall be no effective Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Merger.

(f)  The Company shall have delivered to Parent a certificate, dated the Closing Date, executed by a duly authorized Member certifying the fulfillment of the conditions specified in Sections 7.02(a), (b) and (c).

(g) The Company shall have delivered to Parent and Merger Sub a certificate, dated the Closing Date, executed by a duly authorized Member, certifying as to (i) its Organizational Documents, (ii) resolutions with respect to the Merger adopted by its Members attached thereto, and (iii) resolutions with respect to the authorization of the Note, and (iii) incumbency and signatures of the persons who have executed this Agreement and any other documents, certificates and agreements to be executed and delivered at the Closing pursuant to this Agreement.

(h) All documents to be delivered by the Company to Parent and Merger Sub at the Closing shall be reasonably satisfactory in form and substance to Parent and Merger Sub.

(i) All Consents of all Third Parties and Governmental Authorities shall have been obtained that are necessary, in the opinion of Parent counsel, in connection with (a) the execution and delivery by the Company or (b) the consummation by the Company of the Merger, and copies of all such Consents shall have been delivered to Parent.

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7.03. Conditions to the Obligations of the Company. The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

(a) During the period from the date of this Agreement to the Closing Date, there shall not have occurred a Material Adverse Effect on Parent or Merger Sub.

(b) The representations and warranties of Parent and Merger Sub contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date (except for the representations and warranties made as of a specific date which shall be true in all material respects as of such date) with the same force and effect as though made on and as of such date, and each of the representations and warranties of Parent and Merger Sub that are not so qualified shall be true in all material respects.

(c) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by Parent and Merger Sub at or prior to the Closing.

(d) There shall not be threatened, instituted or pending any Proceeding by or before any court or Governmental Authority requesting or looking toward an Order, that (a) restrains or prohibits the consummation of the Merger or (b) could reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

(e) On the Closing Date, there shall be no effective Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Merger.

(f)  Parent shall have delivered to the Company a certificate, dated the Closing Date, executed by a duly authorized officer of Parent, certifying to the fulfillment of the conditions specified in Sections 7.03(a), (b) and (c).

(g) Parent shall have delivered to the Company a certificate, dated Closing Date, executed by the Secretary of Parent, certifying as to (i) Parent and Merger Sub’s Governing Documents, (ii) resolutions with respect to the Merger adopted by Parent’s board of directors and stockholders and Merger Sub’s member attached thereto, and (iii) incumbency and signatures of the persons who have executed this Agreement and any other documents, certificates and agreements to be executed and delivered at the Closing pursuant to this Agreement.

(h) All documents to be delivered by Parent and Merger Sub to the Company at the Closing shall be reasonably satisfactory in form and substance to the Company.

(i) All Consents of all Third Parties and Governmental Authorities shall have been obtained that are necessary, in the opinion of counsel to the Company, in connection with (a) the execution and delivery by Parent and Merger Sub of this Agreement, and (b) the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby, and copies of all such Consents shall have been delivered to the Company.

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ARTICLE VIII

INDEMNIFICATION

8.01. Parent’s Agreement to Indemnify. From and after the Effective Time (but subject to the provisions of this Article VIII), Parent shall indemnify and hold harmless the Members and their respective successors and permitted assigns (collectively, the “Company Indemnitees”) in respect of any and all Damages incurred by them in connection with, or resulting from:

(a) the inaccuracy or breach of any representation or warranty of Parent or Merger Sub contained in this Agreement; or

(b) the non-fulfillment or breach of any covenant or agreement of Parent or Merger Sub contained in this Agreement.

8.02. The Members’ Agreement to Indemnify. From and after the Effective Time (but subject to the provisions of this Article VIII), the Members, severally and not jointly, shall indemnify and hold harmless the Parent and its successors and permitted assigns (collectively, the “Parent Indemnitees”) in respect of any and all Damages incurred by them in connection with, or resulting from:

(a) the inaccuracy or breach of any representation or warranty of the Company or the Members contained in this Agreement; or

(b) the non-fulfillment or breach of any covenant or agreement of the Company or the Members contained in this Agreement.

8.03. Limitations on Duties to Indemnify.

(a) Except for their duty to indemnify the other party for claims of fraud, gross negligence, actions taken in bad faith or intentional misrepresentation of material facts, the Indemnifying Parties’ respective indemnification obligations for a breach of a representation or warranty (other than the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.08, 3.14, 3.19, 4.01, 4.02, 4.03 and 4.04 (collectively, the “Company Fundamental Representations”) and Sections 5.01, 5.03, 5.04, 5.05, 5.09, 5.14 and 5.23 (collectively, the “Parent Fundamental Representations”) shall be subject to the limitations that an Indemnifying Party shall have no obligation to indemnify an Indemnified Party unless the aggregate of all Damages for which the Indemnifying Party would be liable exceeds on a cumulative basis an amount exceeding $50,000 (the “Threshold Amount”), whereupon the amount of all such Damages (above and below the Threshold Amount), and all subsequent Damages, shall become due and payable.

(b) Neither the Members, on the one hand, nor Parent, on the other hand, shall have any obligation to indemnify the Parent Indemnitees or the Company Indemnities, as applicable, from and against consequential damages, incidental damages, indirect damages, punitive damages, diminution in value or lost profits.

8.04. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants, agreements and obligations of each Indemnifying Party contained in this Agreement and all claims of any Indemnitee in respect of any breach of any representation, warranty, covenant, agreement or obligation of any Indemnifying Party contained in this Agreement, shall survive the execution of this Agreement, and shall expire two years following the Closing Date.

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8.05. Claims for Indemnification. If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this Article VIII in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party prompt written notice thereof. Any claim for indemnification arising under Section 8.02 may be brought by any Person who was a shareholder of Parent immediately prior to the Effective Time. Any such notice shall set forth in reasonable detail the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly, but within the specified by Section 8.04, shall not adversely affect such Indemnitee’s right to indemnity hereunder except to the extent (and only to the extent) that such failure adversely affects the right of the Indemnifying Party to assert all reasonable defenses to such claim. The Indemnifying Party shall have thirty (30) calendar days following its receipt of such notice either (i) to acquiesce in such claim and its respective responsibilities to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article VIII by giving such Indemnitee written notice of such acquiescence or (ii) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such 30 calendar-day period, such Indemnifying Party shall be deemed to have acquiesced in such claim and its respective responsibilities to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article VIII.

8.06. Defense of Claims. Except as otherwise set forth in the last sentence of this Section 8.06, in connection with any claim which may give rise to indemnity under this Article VIII resulting from or arising out of any Action against an Indemnitee by a Person that is not a Party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice sent at any time to the relevant Indemnitee, assume the defense of any such Action, to the extent that the Action relates only to monetary damages and the Indemnifying Party provides assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Party will be financially able to satisfy such claim in full if such Action is decided adversely. The Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such Action, shall take all steps reasonably necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any Action in accordance with this Section 8.06, the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such Action, to the extent that the settlement requires only the payment of monetary damages, includes no injunctive provisions or performance requirements of the Indemnitee and includes no admission of guilt or liability. If the Indemnifying Party has so elected to assume the defense, each Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and, except as provided herein, at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, officers, employees, consultants and agents to, cooperate fully with the Indemnifying Party in the defense of any Action being defended by the Indemnifying Party pursuant to this Article VIII. If the Indemnifying Party does not assume the defense of any Action resulting therefrom in accordance with the terms of this Section 8.06, or the Indemnifying Party does not acknowledge to the Indemnitee the Indemnitee’s right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties) or the Indemnifying Party does not provides assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Party will be financially able to satisfy such claim in full if such Action is decided adversely, such Indemnitee may defend against such Action in such manner as it may deem appropriate at the reasonable cost of the Indemnifying Party.

8.07. Manner of Payment. Notwithstanding anything to the contrary set forth in this Agreement, any indemnification obligation of Parent arising under Section 8.01 and of the Members arising under Section 8.02 shall be satisfied solely and exclusively in accordance with the following:

(a) If Parent becomes obligated under Section 8.01 to indemnify the Company Indemnitees, then Parent shall issue to the Company Indemnitees, on a Pro Rated Basis on the percentages set forth on Schedule 1.07(a), that number of shares of Parent Common Stock that equals (i) the amount of the Damages, determined subject to Section 8.03 and otherwise in accordance with this Article VIII, divided by (ii) Price Per Share.

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(b) If the Members become obligated under Section 8.02 to indemnify the Parent Indemnitees, then the Members shall deliver to the Parent, on a Pro Rated Basis, that number of shares of Parent Common Stock that equals (i) the amount of the Damages, determined subject to Section 8.3 and otherwise in accordance with this Article VIII, divided by (ii) Price Per Share. Upon receipt of the shares of Parent Common Stock from the Member, all such shares shall be cancelled and returned to the authorized but unissued shares of Parent Common Stock.

8.08. Nature of Payments. Any payment under Article VIII shall be treated for Tax purposes as an adjustment to the Merger Consideration to the extent such characterization is proper and permissible under relevant Tax authorities, including court decisions, statutes, regulations and administrative promulgations.

8.09. Exclusive Remedy. After the Closing, and except for claims based on fraud, gross negligence or actions taken in bad faith and except for the specific performance of covenants, where appropriate under applicable Law, the obligations to indemnify under this Article VIII shall provide the exclusive remedy against a party for any breach of any representation, warranty, covenant or agreement arising out of or relating to this Agreement.

8.10. Benefit. The Indemnifying Parties’ indemnification obligations herein are intended solely for the benefit of the Indemnified Parties, and are in no way intended to, nor shall they, constitute an agreement for the benefit of, or be enforceable by, any other Person.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.01. Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by Parent, Merger Sub or the Company:

(i) if the Merger shall not have been consummated on or before May 15, 2015, unless the failure to consummate the Merger is the result of a willful and material Breach of this Agreement by the Party seeking to terminate this Agreement;

(ii) if any court of competent jurisdiction or other Governmental Authority shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

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(iii) in the event of a Breach by the other Party of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such Breach (provided that the terminating Party is not then in Breach of any representation, warranty, covenant or other agreement contained in this Agreement);

(iv) in the event that (i) all of the conditions to the obligation of such Party to effect the Merger set forth in Section 7.01 shall have been satisfied and (ii) any condition to the obligation of such Party to effect the Merger set forth in Section 7.02 (in the case of Parent or Merger Sub) or Section 7.03 (in the case of the Company) is not capable of being satisfied prior to May 15, 2015; or

(v) if there shall have occurred prior to the Effective Time changes in applicable Law that, in the aggregate, shall have a Material Adverse Effect on the Company or Parent;

(c) By the Company, if Titan has not satisfied its obligations to pay the Assumed Expenses.

9.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party except to the extent that such termination results from the willful and material Breach by a Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, in which case the terminating Party shall have the right to pursue any remedies available to it at law or in equity; provided, however, that Titan’s obligations to satisfy the Assumed Expenses shall survive any termination of this Agreement to the extent provided in Section 7.09.

9.03. Amendment. The Parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed by or on behalf of each of the Parties.

9.04. Extension; Waiver. At any time prior to the Closing Date, any Party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto; provided, however, that in no event shall any extension be granted beyond May 15, 2015, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

9.05. Procedure for Termination, Amendment Extension or Waiver. A termination of this Agreement pursuant to Section 9.01, an amendment of this Agreement pursuant to Section 9.03, or an extension or waiver pursuant to Section 9.04 shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors or a duly authorized member.

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ARTICLE X

UNWINDING OF MERGER

10.01. Unwinding upon Failure to Close Private Placement. In the event that Parent has not received gross proceeds from the Private Placement equal to at least $2 million (“Proceeds”) by the date that is ninety (90) days after the Closing Date, Parent shall, in its sole discretion, upon the determination of the former Members who held a majority in interest of the Company Interests prior to the Effective Time, have the right to unwind the Merger and this Agreement, subject to Parent’s right to extend such period by an additional thirty (30) days. Any demand to unwind the Merger and this Agreement shall be made in writing to Bryan Glass, as the director of Parent immediately prior to the Effective Time, at the address for Parent set forth in Schedule 11.01.

10.02. Unwinding in the Event that the Company Fails to Clear Title Defects. In the event that the Company does not clear all defects to title to its properties as described in Schedule 3.09 of the Disclosure Schedule such that it is able to record title to all of the properties it now owns in its own name, within seventy five (75) days of the date of this Agreement, Parent and/or Merger Sub may elect to unwind this Agreement. Parent may elect to extend such period by up to an additional 60 days by notice in writing and any election to extend such period automatically shall defer the Company’s right to unwind the Merger, as provided in Section 10.01, by a like number of days. Any demand to unwind the Merger and this Agreement shall be made in writing to Gary Copperud, as the manager of the Company immediately prior to the Effective Time, at the address for the Company set forth in Schedule 11.01.

10.03. Actions upon Unwinding. In the event that Parent elects to unwind the Merger as provided in Section 10.01, the Parties shall enter into an agreement that will provide, among other things reasonably required to be set forth therein, that:

(a) that the Merger and the other Transactions shall be unwound and this Agreement shall be terminated, cancelled and void;

(b) each Member shall return the certificates evidencing the Merger Shares received by them, along with a duly executed stock power, signature guaranteed, to a representative designated by the sole director of Parent immediately prior to the Effective Time; provided, however, that any such Merger Shares will be cancelled on the stock books of Parent, whether or not Parent receives a certificate from a Member;

(c) Parent will execute and deliver an assignment of interest pursuant to which the entire membership interest in the Surviving Subsidiary will be transferred and assigned by Parent to the Members or a representative selected by the Members; and

(d) Each member of the board of directors and officer of Parent shall resign from their respective positions but before so resigning shall appoint Bryan Glass to serve as a director of Parent, all subject to applicable Law.

10.04. Effect of Unwinding. Upon an unwinding of the Merger as provided in this Article X, each Party will have relinquished any right to receive any merger consideration pursuant to the Merger Agreement and this Agreement shall be terminated and of no further force or effect.

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ARTICLE XI

GENERAL PROVISIONS

11.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as certified by the delivery service), (ii) if mailed certified or registered mail return receipt requested, three (3) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or email, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). The Company and the Members agree that delivery of any notice or other communication hereunder to Gary Copperud shall constitute due notice to all Members under this Section 11.01. All such notices, demands, consents, requests, instructions and other communications will be sent to the notice coordinates for each Party set forth on Schedule 11.01.

11.02. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, shall be settled by prompt, confidential and binding arbitration under the auspices of, and in accordance with, the rules of the American Arbitration Association (“AAA”) before a single arbitrator in New York, New York. The arbitrator shall be selected by the AAA and its determination shall be final and binding on the parties. Any judgment on the award rendered by the arbitrator in such arbitration proceeding may be entered in any court having jurisdiction thereof. The fees and expenses of the arbitration shall be borne as determined by the arbitrator. The arbitrator will not be authorized to award punitive damages.

11.03. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

11.04. Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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11.05. Entire Agreement and Modification. This Agreement supersedes all prior agreements among the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party against whom the enforcement of such amendment is sought.

11.06. Assignments, Successors, and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

11.07. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall negotiate in good faith to modify this Agreement and to preserve each Party’s anticipated benefits under this Agreement.

11.08. Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

11.09. Governing Law. Except with respect to the effect of the Merger, which shall be governed by Colorado law, this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Nevada (without giving effect to principles of conflicts of laws).

11.10. Counterparts; Execution. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

BTND, LLC:		PRETORIA RESOURCES TWO, INC.:

By:	/s/ Gary Copperud	By:	/s/ Ronald Williams
	Gary Copperud, Authorized Member		Ronald Williams, President

BTND MERGER SUB LLC

		By:	/s/ Ronald Williams
Ronald Williams, Organizer

MEMBERS
Gary Copperud		Sally Copperud

	/s/ Gary Copperud	/s/ Sally Copperud

Katelyn Copperud		Blake Copperud

	/s/ Katelyn Copperud	/s/ Blake Copperud

Sam Vandeputte		Jeffrey Zinnecker

	/s/ Sam Vandeputte	/s/ Jeffrey Zinnecker

Trost Family Limited Partnership

By:	/s/ David Trost
Name:	David Trost
Its:	Trustee

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APPENDIX A

DEFINITIONS

Unless the context otherwise requires, the capitalized terms used throughout the Agreement shall the meanings specified in this Appendix A for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“2014 Balance Sheet” means the audited consolidated balance sheet of the Company as at December 31, 2014.

“Accredited Investor” has the meaning set forth in Regulation D under the Securities Act, a copy of which is attached as Exhibit B.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that (a) directly or indirectly, whether through one or more intermediaries or otherwise, controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” (including with correlative meanings “controlled by” and “under common control with”) of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

“Applicable Law” or “Applicable Laws” means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, principles of common law, requirements and Orders adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person’s properties or assets.

“Best Efforts” means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible; provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a Material Adverse Effect in the benefits to such Person under this Agreement and the Merger.

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract.

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“Business” means the Company’s business as of the Effective Date. The Company owns and operates quick service restaurants in states in the Midwest.

“Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in Denver, Colorado are permitted or required to be closed.

“Closing Date” shall mean the date on which the Closing is completed.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the audited consolidated balance sheet of the Company and the Company Subsidiaries as at December 31, 2014.

“Confidential Information” means any information pertaining to the business, operations, marketing, customers, financing, forecasts and plans of any Party provided to or learned by any other Party during the course of negotiation of the Merger. Information shall be treated as Confidential Information regardless of whether such information has been marked “confidential”.

“Consent” means any approval, consent, license, permit, ratification, waiver or other authorization.

“Contract” means any agreement, contract, lease, license, consensual obligation, promise, undertaking, understanding, commitment, arrangement, instrument or document (whether written or oral and whether express or implied), whether or not legally binding.

“Damages” means all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid.

“Disclosure Schedules” means the disclosure schedules delivered by each Party to the other Parties as required by this Agreement on the Agreement Date and initialed by the Parties, as subsequently updated or supplemented by the Parties prior to the Closing. The Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System.

“Contract” means any agreement, contract, lease, license, consensual obligation, promise, undertaking, understanding, commitment, arrangement, instrument or document (whether written or oral and whether express or implied), whether or not legally binding.

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“Encumbrance” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

“Environmental Laws” means all Laws, ordinances, regulations, codes, orders, judgments, injunctions, awards or decrees relating to pollution, protection of the Environment, public or worker health safety as it relates to exposure to Hazardous Substances, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, medical, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, medical, toxic or hazardous substances or wastes, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

“Environmental Permit” means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

“Equity Security” means any stock, limited liability company membership interest or similar security of an issuer or any security (whether stock or Indebtedness for borrowed money) convertible, with or without consideration, into any stock, limited liability company membership interest or similar equity security, or any security (whether stock or Indebtedness for borrowed money) carrying any warrant or right to subscribe to or purchase or otherwise acquire any stock, limited liability company membership interest or similar security, or any such warrant or right.

“ERISA" means the Employee Retirement Income Security Act of 1974, as the same will then be in effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exhibits” means the exhibits referred to and identified in this Agreement.

“Form 8-K” means the Current Report on Form 8-K under the Exchange Act required to be filed by Parent within four (4) days after the Closing Date.

“GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

“Governmental Authority” means any domestic or foreign, federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body.

“Hazardous Substance” means any waste, pollutant, substance, chemical, material, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, asbestos, and polychlorinated biphenyls (PCBs).

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“Indebtedness” means any obligation of a Person which under GAAP is required to be shown on the balance sheet of such Person as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of a Person shall be deemed to be Indebtedness even though such obligation is not assumed by such Person.

“Indemnitee” means: (i) the Company Indemnitees with respect to any claim for which Parent or Merger Sub is an Indemnifying Party under Section 8.1; and (ii) the Parent Indemnitees with respect to claims for which the Company is an Indemnifying Party under Section 8.2.

“Indemnifying Party” means, (i) with respect to any Company Indemnitee asserting a claim under Section 8.1, Parent and (ii) with respect to any Parent Indemnitee asserting a claim under Section 8.2, the Members, severally and not jointly.

“Intellectual Property” means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

“Knowledge” means, with respect to the Company, the knowledge of any Member, and with respect to Parent, the knowledge of its executive officers, as the case may be.

“Law” or “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

“Legal Requirement” means any federal, national, state, provincial, municipal local, foreign, international, multinational or other Order or Law and all requirements set forth in applicable agreements, contracts, arrangements, leases or commitments.

“Material Adverse Effect” means with respect to any Person, any effect, event, change, circumstance, development or other matter that individually or in the aggregate, had, or is reasonably expected to have, a material adverse effect on the assets, business, financial condition or operating results of such Person, together with its Subsidiaries (taken as a whole).

“Material Permits” means all material federal, state, local and foreign governmental licenses, permits, franchises and authorizations issued to or held by the Company or any Company Subsidiary, including, without limitation, licenses, permits, franchises and authorizations relating to food.

“Member Approval” means the unanimous written consent of the Members to the Merger, the Agreement and the Transactions dated April 6, 2015.

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“Nevada Statutes” means the Nevada Revised Statutes in effect from time to time.

“Note” shall mean that certain Promissory Note, appearing as Exhibit A attached hereto, dated as of the Effective Date, in the amount of $199,000.00, issued by BTND to Titan Asset Advisors, LLC, as payment to the stockholders of Parent for a controlling interest in Parent.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

“Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement or the memorandum and articles of association of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) or (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

“Parent Common Stock” means the common stock of Parent, par value $0.0001 per share.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, trust or unincorporated organization, joint stock corporation or other similar organization, Governmental Authority, or any other legal entity.

“Price Per Share” means the average of the closing prices of one share of Parent Common Stock during the 30 consecutive trading days ending on the trading day prior to the determination, in accordance with Section 9 or otherwise in accordance with this Agreement, of the amount of Damages of an Indemnified Party; provided, however, that if the Parent Common Stock is not traded on any market as of the date on which the amount of Damages is calculated, then the Price Per Share shall mean the last price at which Parent Common Stock was sold to an unrelated third party.

“Private Placement” means a private placement of securities in an amount equal to up to $2 million to be undertaken by Parent after the Effective Time.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

“Regulation D” means Regulation D promulgated under the Securities Act, as amended, and as it may be further amended.

“Related Person” means, with respect to a Member, (i) the Affiliates of such Member, (ii) any other Person in whom a Family member of such Member holds a Material Interest or (iii) any other Person in whom, to the Knowledge of the Company, an Affiliate of such Member (other than a Family member of such Member) holds a Material Interest.

“

Release” means any release, spill, emission, leakage, injection, deposit, disposal, discharge or dispersal into, onto or through the Environment.

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“Schedule 14(f) Notice” means an information statement to be filed by the Parent on Schedule 14f-1 under the Exchange Act.

“Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

“SEC” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity.

“Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

“Third Party” means a Person that is not a Party to this Agreement.

“Transactions” means the transactions contemplated by this Agreement.

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SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 1.06 – Board of Directors and Officers as of Effective Time

Schedule 1.07(a) – Ownership of Company Interests as of the Closing.

Schedule 3.01(b) – Company Subsidiaries.

Schedule 3.01(c) – Subsidiaries and Assumed Names.

Schedule 3.04(a) – Membership Interests Outstanding.

Schedule 3.05(e) – Liabilities Incurred since December 31, 2014.

Schedule 3.06(b) – Certain Changes.

Schedule 3.08(a) – Owned Properties and Leased Properties.

Schedule 3.08(b) – Leasehold Defects.

Schedule 3.08(c) – Environmental Compliance.

Schedule 3.08(d) – Transportation of Hazardous Substances.

Schedule 3.09 – Title Defects.

Schedule 3.16(a) – Compensation Plans.

Schedule 3.17(a) – Current Employees that earned in excess of $100,000 per annum.

Schedule 3.17(b) – Plant Closings, etc.

Schedule 3.18 – Related Person Transactions.

Schedule 12.01 – Notice Coordinates.

EXHIBITS

Exhibit A – Form of Promissory Note of BTND, LLC in the principal amount of $199,000.

Exhibit B – Definition of “Accredited Investor.”

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